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                                                                 EXHIBIT 3.1(ii)

                                    BY-LAWS
                                       OF
                         FITZGERALDS GAMING CORPORATION
                            (AS OF NOVEMBER 1, 1999)

                                    ARTICLE I
                                     OFFICES

        A. Principal Office. The principal office of the corporation shall be in the City of Las Vegas, County of Clark, State of Nevada pursuant to the Articles of Incorporation of Fitzgeralds Gaming Corporation (the "Corporation").

        B. Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

        A. Location. All annual meetings of the stockholders may be held within or without the State of Nevada. Special meetings of the stockholders may be held at such place as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

        B. Annual Meetings. An annual meeting of the stockholders, commencing with the year 1995, shall be held on any day which is not a legal holiday, in the month of May in each year at a time specified by the Board of Directors, when they shall elect by a majority vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

        C. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board, the President or Secretary at the request in writing of stockholders owning a majority in amount of the entire stock of the Corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

        D. Notice of Meetings. Written notice of the annual meeting and of all special meetings of the stockholders, signed by the President or a Vice-President, or the Secretary or an Assistant Secretary, stating the purpose or purposes for which the meeting is called and the time when and the place where it is to be held shall either be delivered personally or shall be mailed to the stockholders of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days prior to the meeting, and if mailed it shall be directed to any stockholder at his address as it appears on the records of the Corporation.



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        E. Action by Consent. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if a written consent of such action is signed by all of the stockholders and such written consent is filed with the Minutes of the Corporation.

        F. Scope of Special Meetings. Business transacted at all special meetings shall be confined to the objects stated in the call.

        G. Quorum. The holders of a majority of the stock issued and outstanding, entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented by proxy at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, at which time any business may be transacted which might have been transacted at the meeting as originally notified.

        H. Voting Requirements. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

        I. Right to Vote. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney, and filed with the minutes of such meeting. Each stockholder shall have one (1) vote for each share of stock having voting power, registered in his name on the books of the Corporation on the date of closing the books of the Corporation against transfers of stock or on the record date fixed for the determination of stockholders entitled to vote at such meeting or, if the books be not closed or a record date fixed, then on the date of such meeting.

                                   ARTICLE III
                                    DIRECTORS

        A. Number and Term. Members of the governing Board shall be known as "Directors". The number of Directors which shall constitute the whole Board shall be not less than three (3) nor more than nine (9), except that in cases where all the shares of the Corporation are owned beneficially and of record by either one or two shareholders, the number may be less than three (3) but not less than the number of shareholders. The number of Directors may from time to time be increased or decreased within the limits herein prescribed by Resolution approved by the affirmative vote of two-thirds of the then members of the Board of Directors, or otherwise by amending this section of the By-Laws and the Articles of Incorporation. Directors shall be elected at the annual meeting of the stockholders, and each Director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be stockholders.


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        B. Location of Meetings. The Directors may hold their meetings inside or outside Nevada at such places as they may from time to time determine.

        C. Vacancies. Vacancies in the Board of Directors may be filled by a vote of the majority of the remaining Directors, though less than a quorum, and each Director so elected shall hold office for the unexpired term in respect to which such vacancy occurred or until the next annual election of Directors.

        D. Scope of authority. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

        E. First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place either within or without the State of Nevada, as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all Directors.

        F. Regular Meeting. Regular meetings of the Board of Directors may be held without notice at such time and place either within or without the State of Nevada as shall from time to time be determined by the Board of Directors.

        G. Special Meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on three (3) days notice to each Director, either personally, or by mail or facsimile transmission or by telegram. Special meetings shall be called by the Chairman of the Board, the President or Secretary in like manner and on like notice on the written request of any three (3) Directors.

        H. Meeting by Telephone or Similar Communications. The Board of Directors may participate in meetings by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person by such Directors at such meetings.

        I. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or committee thereof may be taken without a meeting if a written consent of such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of the Corporation.

        J. Quorum and Voting Requirements. A majority of the Directors at a meeting duly assembled shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of all of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws. Any action of a majority,


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although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board of Directors, shall be as valid and effective in all respects as if passed by the Board of Directors in a regular meeting.

        K. Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

        L. Reports of Committees. The committees of the Board of Directors shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

        M. Compensation of Directors. Without regard to personal interest, the Board of Directors may, by resolution, establish the compensation of Directors for services in any capacity.

        N. Removal of Director. Any Director may be removed from office by the vote or written consent of stockholders representing not less than eighty percent (80%) of the issued and outstanding capital stock having voting power, and his successor may be elected at the same meeting. No Director shall be removed from office except upon the vote or written consent of stockholders owning sufficient shares to have prevented his election to office in the first instance.

                                   ARTICLE IV
                                    OFFICERS

        A. Selection and Office. The officers of the Corporation shall be chosen by the Directors and shall consist of a President, a Vice President, a Secretary, and a Treasurer. Any two (2) offices, except the offices of the President and Vice President, may be held by the same person.

        B. Annual Selection. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose a President from its members, and shall choose a Vice President, a Secretary, and a Treasurer, none of whom need to be a member of the Board of Directors.

        C. Additional Officers. The Board of Directors may appoint a Chairman of the Board of Directors, Executive Vice Presidents, additional Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.


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        D. Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

        E. The Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors, discharge all duties incumbent upon the presiding officer, and perform such other duties as the Board of Directors may prescribe. The Chairman of the Board of Directors shall have the power and authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

        F. The President. The President shall be the chief executive officer of the Corporation, except where expressly delegated by the Board of Directors to the Chairman of the Board. He shall preside at all meetings of the stockholders and Directors, shall be ex officio a member of all standing committees, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

        The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

        G. The Vice President. The Executive Vice President, or if none be elected or appointed, the Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

        H. The Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. The Secretary shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring the seal, and when so affixed, it shall be attested by the Secretary's signature or by the signature of the Treasurer or an Assistant Secretary.


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        I. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

        The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking the proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all the Treasurer's transactions and the financial condition of the Corporation.

        J. Bonds. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum, and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of the Treasurer's office, and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under his control belonging to the Corporation.

                                    ARTICLE V
                              CERTIFICATES OF STOCK

        A. Form. Certificates of stock of the Corporation shall be in such form not inconsistent with the Articles of Incorporation as shall be approved by the Board of Directors, shall be issued under the seal of the Corporation and shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares owned by him and shall be signed by the President or Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. If any stock certificate is countersigned or otherwise authenticated by a transfer clerk or transfer agent and a registrar, a facsimile of the signatures of the said officers may be printed or lithographed upon such certificates. Such certificates of stock shall set forth the designations, preferences and relative, participating, optional, or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights.

        B. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any relate thereto, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation.

        C. Reserve Fund. Before the payment of any dividend or distribution of profits, there may be set aside out of the funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.


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        D. Stock Ledger. The original or duplicate stock ledger or a statement setting out the name and address of the custodian thereof shall be kept at the principal office of the Corporation in Nevada.

        E. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder-in-fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

        F. Closing of Transfer of Books. The Directors may prescribe a period not exceeding forty (40) days prior to any meeting of the stockholders or prior to the day appointed for the payment of dividends during which no transfer of stock on the books of the Corporation may be made, or may fix a day not more than forty (40) days prior to the holding of any such meeting or the date of the payment of any such dividend as the day as of which stockholders entitled to notice of and to vote at such meeting and entitled to receive payment of such dividend shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting or to receive payment of such dividend.

        G. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation, of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to cancel the older certificate, issue a new certificate to the person entitled thereto, and record the transaction upon its books.

        H. Lost Certificates. The Board of Directors may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion, as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                                   ARTICLE VI
                               GENERAL PROVISIONS

        A. Negotiable Instruments. All checks or demands for money and notes of the Corporation shall be signed by such Directors, officers or employees as the Board of Directors may from time to time designate.

        B. Fiscal Year. The fiscal year shall commence January 1 of each year and shall close on December 31 each year.


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        C. Seal. The corporate seal shall have inscribed thereon the name of the
Corporation, the date of incorporation, and the words "Corporate Seal, Nevada".

                                   ARTICLE VII
                                     NOTICES

        A. Notices. Whenever under the provision of the statutes or of the Articles of Incorporation or these By-Laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

        B. Objections and Consents. Whenever all parties entitled to vote at any meeting, whether of Directors or stockholders, or filed with the Secretary, or by presence at such meeting and oral consent entered in the minutes, or by taking part in the deliberations at such meeting without objection, the actions taken at such meeting shall be as valid as taken at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or such consent, provided a quorum was present at such meeting, the proceedings of such meeting may be ratified and approved and rendered valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote thereat. Such consent or approval, if given by stockholders, may be by proxy or attorney, but all such proxies and powers-of-attorney must be in writing.

        C. Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of the statute, of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing signed by the persons entitled to said notice either before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VIII
                             INDEMNITY AND LIABILITY

        A. Liability. To the fullest extent that Chapter 78 of the Nevada Revised Statutes, or as hereafter amended, permits elimination or limitation of the liability of Directors and officers, no Director or officer shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director or officer. Amendment or repeal of this Section A of Article VIII which has the effect of increasing director or officer liability shall operate prospectively only, and shall not affect any action taken, or any failure to act, prior to its adoption.

        B. Indemnification.

           1. Scope. Except as prohibited by Chapter 78 of the Nevada Revised Statutes, every Director and officer of the Corporation shall be entitled as a matter of right to be indemnified by the Corporation against reasonable expense and any liability paid or incurred by


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such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of the Corporation or another Corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an "action"); provided, however, that no such right of indemnification shall exist with respect to an action brought by a Director or officer against the Corporation other than in a suit for indemnification as provided hereunder. Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the Corporation prior to final disposition of such action, subject to such conditions as may be prescribed by law. As used herein, "expense" shall include, among other things, fees and expenses of counsel selected by such person, and "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

           2. Every person who, with the approval of the Board of Directors of this Corporation, issues or grants a personal guaranty of indebtedness of this Corporation, or any subsidiary of this Corporation, shall be entitled, as a matter of right, to be indemnified and made whole by this Corporation against any and all loss, damage, liability or expense paid or incurred by such person as the result of any payment or performance under and pursuant to the terms and conditions of such guaranty, or arising out of any suit, action or other proceeding seeking to enforce the terms and conditions of any such guaranty against such guarantor, whether or not proceedings to collect such indebtedness have been commenced against the beneficiary of such guaranty.

           3. Insurance; Other Funding. The Corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section B. The Corporation may make other financial arrangements, which may include, among other things, a trust fund, program of self-insurance, grant of a security interest or other lien on any assets of the Corporation, or establishment of a letter of credit, guaranty or surety (as set forth in Chapter 28 of the 1987 Statutes of Nevada), to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

        C. Non-Exclusive; Nature and Extent of Rights. The right of indemnification provided for herein (i) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, by-law or article provision, vote of stockholders or Directors or otherwise, (ii) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (iii) shall continue as to a person who has ceased to have the status pursuant to which such person was entitled or was designated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (iv) shall be applicable to actions, suits or proceedings commenced after the adoption of this


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Article, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts of omissions occurring prior to the adoption of any such amendment or repeal.

                                   ARTICLE IX
                                   AMENDMENTS

        These By-Laws may be altered or amended at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, if the notice of such meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote at such meeting and present and represented thereat, or by the affirmative vote of a majority of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed alteration or amendment be contained in the notice of such special meeting.


        I, the undersigned, being the Secretary of Fitzgeralds Gaming Corporation do hereby certify the foregoing to be the By-Laws of the Corporation as of November 1, 1999.



                                                   /s/ MICHAEL E. McPHERSON
                                                   -----------------------------
                                                   Michael E. McPherson
                                                   Secretary







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